Exhibit 99.1

Laser Photonics Announces Name Change to LASE Corp.

Rebranding supports a simpler corporate structure and prioritizes defense growth

ORLANDO, Fla., November 3, 2026 — Laser Photonics Corporation (NASDAQ: LASE), an emerging laser technology company focused on developing quantum directed-energy weapons for defense applications as well as pharmaceutical, semiconductor and industrial laser technologies to modernize domestic manufacturing infrastructure supporting the U.S. military and national security (the “Company”), today announced that it is changing its corporate name to LASE Corp., effective November 4, 2026.

Dmitriy Nikitin, Executive Chairman of LASE Corp, said, “This rebranding represents the next step on our roadmap to improve the quality and transparency of our dialogue with investors and customers. We are prioritizing growth in defense while continuing to enhance our businesses serving our established pharmaceutical, semiconductor and industrial markets. We want our shareholders to understand our vision beyond industrial laser equipment and how we are investing for future growth.”

The Company’s corporate website, www.lase.com, will feature its investor relations portal. Over the next several weeks, the Company plans to complete phased relaunches of its existing brand websites and licensed websites. Once complete, each brand will focus on one of the Company’s four principal markets, as follows:

●	Industrial Market: Beamer Laser, www.beamerlasermarking.com, will serve as the Company’s website for the industrial market.

●	Semiconductor and Quantum Computing Markets: Laser Photonics, www.laserphotonics.com, will serve as the Company’s website for the semiconductor and quantum computing markets.

●	Pharmaceutical and Medical Markets: Control Micro Systems (“CMS Laser”), www.cmslaser.com, will serve as the Company’s website for the pharmaceutical and medical markets.

●	Defense and Security Markets: Fonon Technologies, Inc., www.fonon.us, will serve as the Company’s website for the defense and security markets.

As part of its focus on defense applications, the Company recently announced its plans to launch the Quantum Bullet™ anti-drone laser platform at I/ITSEC, November 30 through December 3, 2026, in Orlando, Florida, including a product-introduction film at the event.

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The Quantum Bullet™ laser product line includes the Laser Shield Anti-Drone (“LSAD”) Series, a modular directed-energy platform being developed to address Group 1 and Group 2 drone threats. The platform is designed to combine proprietary laser capabilities with detection and advanced AI-enabled tracking and targeting, supporting standalone deployment or integration into multilayered air-defense command-and-control (C2) systems.

About LASE Corp.

LASE Corp. (NASDAQ: LASE), formerly known as Laser Photonics Corporation, is an emerging defense and directed energy quantum technology platform focused on developing laser applications to address defense and security needs and on applying its core industrial laser products to help modernize the domestic manufacturing infrastructure required to support U.S. national security.

The Company develops laser platforms for four principal markets: defense, semiconductor, pharmaceutical and industrial. Through internal development, strategic acquisitions and partnerships, LASE intends to expand its technology portfolio, strengthen its advanced manufacturing capabilities, scale the enterprise profitably and build shareholder value.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s plans, prospects, potential results and other statements that are not historical facts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions, although not all forward-looking statements contain these words. These statements are based on current expectations and assumptions as of the date of this press release and involve a number of risks and uncertainties, which may cause actual results and uses of proceeds to differ materially from those indicated or implied by these forward-looking statements. These risks include, without limitation, those described in the “Risk Factors” sections of filings and reports the Company makes with the Securities and Exchange Commission from time to time, including, without limitation, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are urged to carefully review those risk factors, as well as other cautionary statements that are made from time to time in the Company’s other SEC filings. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

Investor Relations Contact

Lucas A. Zimmerman & Ian Scargill

MZ Group – MZ North America

(262) 357-2918

LASE@mzgroup.us

Company Investor Relations

InvestorRelations@laserphotonics.com

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